UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 25, 2016

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Commission File No. 001-16427

Georgia	37-1490331
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

601 Riverside Avenue, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

(904) 438-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 25, 2016. At the Annual Meeting, the shareholders of the Company approved the following matters submitted to them for consideration:

1.	The shareholders elected all persons nominated as directors to serve until the Company’s 2017 Annual Meeting of Shareholders, as set forth in the Proxy Statement, with the following voting results:

	Votes	Votes		Broker
Nominee	“For”	"Against"	Abstentions	Non-Votes
Ellen R. Alemany	236,964,152	7,625,608	296,657	25,043,194
William P. Foley, II	220,683,088	24,028,492	174,837	25,043,194
Thomas M. Hagerty	182,158,320	62,458,929	269,168	25,043,194
Keith W. Hughes	241,762,982	2,846,662	276,773	25,043,194
David K. Hunt	216,582,720	27,788,684	515,013	25,043,194
Stephan A. James	244,126,583	484,264	275,570	25,043,194
Frank R. Martire	240,286,885	4,337,205	262,327	25,043,194
Richard N. Massey	217,266,594	27,349,406	270,417	25,043,194
Leslie M. Muma	244,091,485	523,622	271,310	25,043,194
Gary A. Norcross	243,598,894	1,021,254	266,269	25,043,194
James B. Stallings, Jr.	236,490,639	8,121,047	274,731	25,043,194

2.
The Company’s shareholders voted upon and approved, on an advisory basis, the compensation of the Company’s named executive officers, with 205,999,779 votes for, 38,320,019 votes against, 566,619 abstentions and 25,043,194 broker non-votes.

3.
The Company’s shareholders voted upon and ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016, with 267,380,879 votes for, 2,175,121 votes against and 373,611 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Information Services, Inc.
Date: May 27, 2016	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary